UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2006
URS Corporation
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

1-7567 (Commission File No.)	94-1381538 (IRS Employer Identification No.)
600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 774-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On August 3, 2006, URS Corporation (“URS”) filed a Form 8-K reporting that William P. Sullivan had been named to the Board of Directors of URS on August 1, 2006. This Form 8-K/A is filed for the purpose of reporting the entry into a director indemnification agreement between Mr. Sullivan and URS.
Item 1.01 Entry into a Material Definitive Agreement.
     In connection with William P. Sullivan being named to the Board of Directors of URS, Mr. Sullivan and URS entered into a Director Indemnification Agreement dated as of August 1, 2006. The form of Director Indemnification Agreement is referenced in Item 9.01 below.
Item 9.01   Financial Statements and Exhibits.
(c)	Exhibits
10.1	Form of Director Indemnification Agreement filed as Exhibit 10.4 to our Form 10-Q for the quarter ended April 30, 2004, and incorporated herein by reference, dated as of August 1, 2006, between URS Corporation and William P. Sullivan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION
Dated: August 14, 2006	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller, and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Director Indemnification Agreement filed as Exhibit 10.4 to our Form 10-Q for the quarter ended April 30, 2004, and incorporated herein by reference, dated as of August 1, 2006, between URS Corporation and William P. Sullivan.